OneWater Marine Inc. To Attend Upcoming Investor Conferences
BUFORD, GA – June 6, 2023 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced that Austin Singleton, Chief Executive Officer, and Jack Ezzell, Chief Financial Officer, will meet with investors at the following investor conferences:

Baird’s 2023 Global Consumer, Technology, & Services Conference
Date: Tuesday, June 6th, 2023

Stifel’s 2023 Cross Sector Insight Conference
Date: Wednesday, June 7th, 2023

An accompanying slide presentation for the conferences will be posted on the Investor Relations section of the company’s website at https://investor.onewatermarine.com/ to view and download.
About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 100 retail locations, 12 distribution centers / warehouses and multiple online marketplaces in 20 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.
Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com